UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ARCUTIS BIOTHERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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a
ARCUTIS BIOTHERAPEUTICS, INC.
3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2021
To the Stockholders of Arcutis Biotherapeutics, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Arcutis Biotherapeutics, Inc., a Delaware corporation (the “Company”), will be held virtually on June 9, 2021, at 9:00 a.m. local time. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/ARQT2021 by using the 16-digit control number that appears on the accompanying Proxy Card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials.
The Annual Meeting will be held for the following purposes:
1.To elect three Class I directors to hold office until the 2024 annual meeting of stockholders or until their successors are elected;
2.To ratify the selection, by the Audit Committee of the Company’s Board of Directors, of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021; and
3.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 13, 2021 (the “Record Date”), can vote at this meeting or any adjournments that take place.
The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; and FOR the ratification of the appointment of Ernst & Young LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ Todd Franklin Watanabe
Todd Franklin Watanabe
President, Chief Executive Officer and Director
Westlake Village, California
April 27, 2021

a
ARCUTIS BIOTHERAPEUTICS, INC.
3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
JUNE 9, 2021
We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Arcutis Biotherapeutics, Inc. (referred to herein as the “Company”, “Arcutis”, “we”, “us” or “our”), is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 9, 2021, at 9:00 a.m. local time, virtually at www.virtualshareholdermeeting.com/ARQT2021. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.
•This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 13, 2021 (the “Record Date”), for the first time on or about April 27, 2021. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financials” section of our website at https://investors.arcutis.com/investor-relations.
The only outstanding voting securities of Arcutis are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 50,149,744 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting via internet to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.
This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card will be first made available for access by our stockholders on or about April 27, 2021, to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 50,149,744 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Equiniti Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote on two proposals:
•Proposal 1 - the election of three Class I directors to hold office until our 2024 annual meeting of stockholders; and
•Proposal 2 - the ratification of the selection, by the Audit Committee of our Board, of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2021.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?
•For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.
•For Proposal 2, you may either vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the virtual Annual Meeting. Alternatively, you may vote by proxy, by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the virtual Annual Meeting and vote by following the instructions described below. In such case, your previously submitted proxy will be disregarded.
•To vote by attending the virtual Annual Meeting, vote your shares at www.virtualshareholdermeeting.com/ARQT2021 during the Annual Meeting. You will need the 16-digit control number which appears on the accompanying Proxy Card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials. For additional details on the virtual meeting, please see page 9 of this Proxy Statement.
•To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.
•To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”), has been engaged as our independent agent to tabulate stockholder votes, or Inspector of Election. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.

How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals, and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. In addition, with respect to Proposal 1, the election of directors, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” or “non-routine?”
The ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2021 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.
How many votes are needed to approve the proposal?
With respect to Proposal 1, the election of directors, the three nominees receiving the highest number of “For” votes will be elected.
With respect to Proposal 2, the affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:
•“For” the election of each of the three nominees for director; and
•“For” the ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.
Who is paying for this proxy solicitation?
We have retained Morrow Sodali to assist in the solicitation of proxies for a fee of approximately $7,500, plus distribution costs and other costs and expenses. We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•You may submit another properly completed proxy with a later date.
•You may send a written notice that you are revoking your proxy to our Corporate Secretary at 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361.
•You may attend the virtual Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
How do I attend the virtual Annual Meeting?
The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. local time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.
To attend the Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/ARQT2021 using the 16-digit control number on the proxy card or voting instruction form.

Can I submit questions prior to or at the virtual Annual Meeting?
Stockholders may submit questions and vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/ARQT2021. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder.
Is technical assistance provided before and during the virtual Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in time or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
When are stockholder proposals due for next year’s Annual Meeting?
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361 no later than December 18, 2021.
Stockholders intending to present a proposal at the 2022 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting of Stockholders no earlier than the close of business on February 10, 2022 and no later than the close of business on March 11, 2022. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or more than 30 days after June 9, 2022, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the 90th day prior to the 2022 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made by us. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares during the Annual Meeting or by proxy. On the Record Date, there were 50,149,744 shares outstanding and entitled to vote. Accordingly, 25,074,873 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the Chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Implications of being an “emerging growth company.”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (1) (a) December 31, 2025, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, or (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

a
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The Board currently consists of 9 seated directors, divided into the three following classes:
•Class I directors: Terrie Curran, Halley Gilbert and Ricky Sun, Ph.D., whose current terms will expire at the Annual Meeting;
•Class II directors: Bhaskar Chaudhuri, Ph.D., Howard Welgus, M.D. and Jonathan Silverstein, whose current terms will expire at the annual meeting of stockholders to held be in 2022; and
•Class III directors: Patrick Heron, Joseph L. Turner, and Todd Franklin Watanabe, whose current terms will expire at the annual meeting of stockholders to be held in 2023.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
Ms. Curran, Ms. Gilbert and Dr. Sun have been nominated to serve as Class I directors and have each elected to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the Class I nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 13, 2021, and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the Annual Meeting of Stockholders
Terrie Curran (3)	52	Director	2020
Halley Gilbert (1)	51	Director	2020
Ricky Sun, Ph.D. (3)	47	Director	2018

Class II Directors whose terms expire at the 2022 Annual Meeting of Stockholders
Bhaskar Chaudhuri, Ph.D. (1) (2)	66	Director	2016
Howard G. Welgus, M.D. (3)	69	Director	2020
Jonathan Silverstein (2)	53	Director	2018

Class III Directors whose terms expire at the 2023 Annual Meeting of Stockholders
Patrick Heron (2)	50	Chairman and Director	2016
Joseph L. Turner (1)	69	Director	2020
Todd Franklin Watanabe	53	President, Chief Executive Officer and Director	2017
(1)Member of the Audit Committee.
(2)Member of the Compensation Committee.
(3)Member of the Nominating and Corporate Governance Committee.
Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders
Terrie Curran has served as a member of our board of directors since November 2020. Ms. Curran has served as the Chief Executive Officer and President of Phathom Pharmaceuticals, Inc., a late clinical-stage biopharmaceutical company focused on developing and commercializing new treatments for gastrointestinal diseases, since December 2019, and has served as a member of its board of directors since August 2019. Since November 2016, Ms. Curran has served as a member of the board of directors of Myovant Sciences Ltd., a clinical-stage biopharmaceutical company with a focus on treatments for women suffering from uterine fibroids, endometriosis and infertility and men suffering from prostate cancer. Ms. Curran previously served as the President, Global Inflammation and Immunology Franchise at Celgene Corporation and a member of its Executive Committee from April 2017 until November 2019. Ms. Curran joined Celgene in 2013 as the U.S. Commercial Head of the I&I Franchise and built the capabilities and recruited the teams that executed the successful launch of OTEZLA, before becoming Head of Worldwide Markets. Prior to joining Celgene, she served as Senior Vice President and General Manager - Global Women’s Health at Merck & Co. Before joining Merck, Ms. Curran held a number of Country General Manager positions at Schering-Plough and Pharmacia across Europe and Asia Pacific. She previously served on the board of H. Lundbeck A/S, a global pharmaceutical company. Ms. Curran holds a Graduate Diploma of Marketing and a Bachelor of Applied Science (B.A.S.) from the University of Technology, Sydney. We believe Ms. Curran is qualified to serve on our board of directors because of her many years of experience in the pharmaceutical industry, including positions in senior executive roles at major pharmaceutical companies.

Halley Gilbert has served as a member of our board of directors since May 2020. Since July 2020, Ms. Gilbert has served as Chief Operating Officer of Adagio Therapeutics, Inc., a clinical stage company developing antibodies that seek to neutralize SARS-Cov-2, and additional potential emergent coronaviruses. Since April 2020, Ms. Gilbert has served on the board of directors, including as chair of the nominating and corporate governance committee and a member of the audit committee, of each of Vaxcyte, Inc., a biopharmaceutical company developing vaccines for infectious disease targets, and CytomX Therapeutics, Inc., a biopharmaceutical company focused on the development of therapeutic cancer treatments. Ms. Gilbert previously served on the board of directors for Dermira, Inc. (acquired by Eli Lilly and Company), a commercial-stage company focused on medical dermatology drugs, and Achaogen, Inc., a commercial-stage biopharmaceutical company that developed novel antibacterial therapies. Prior to joining us, Ms. Gilbert held various roles at Ironwood Pharmaceuticals, where she served as Senior Vice President for Corporate Development and Chief Administrative Officer from March 2019 to February 2020 and oversaw corporate and business development, legal, compliance and government affairs. From February 2014 to April 2019, she served as Ironwood Pharmaceutical’s Senior Vice President and Chief Legal Officer, prior to which she served as Vice President and General Counsel. Prior to joining Ironwood Pharmaceuticals, Ms. Gilbert was Vice President, Deputy General Counsel at Cubist Pharmaceuticals, Inc. and previously served as a corporate counsel at Genzyme Corp., prior to its acquisition by Sanofi. She began her career at Skadden, Arps, Slate, Meagher & Flom LLP, where she specialized in mergers and acquisitions and securities law. Ms. Gilbert holds a B.A. in Political Science from Tufts University and J.D. from Northwestern University School of Law. We believe that Ms. Gilbert is qualified to serve on our board of directors because of her significant experience in legal, corporate and business development, compliance and government affairs and her extensive biopharmaceutical industry experience.
Ricky Sun, Ph.D. has served as a member of our board of directors since August 2018. Dr. Sun joined Bain Capital Life Sciences in 2016, he is a Managing Director. From August 2013 to July 2016, he held various positions at Biogen Inc., including Director of Corporate Development and Strategy from January 2015 to July 2016. Prior to Biogen, Dr. Sun served as a Vice President at BlackRock, Inc., as a member of the Fundamental Equity division of BlackRock’s Alpha Strategies Group and senior analyst for BlackRock’s Fundamental Large Cap Growth equity team, covering the health care sector. Prior to that, he was a senior healthcare analyst at Citadel LLC and Alyeska Investment Group, L.P., in Chicago and worked as a pharmaceuticals equity research analyst on Wall Street, spending time at Lehman Brothers and Morgan Stanley. Dr. Sun received a Ph.D. degree in Chemistry and Chemical Biology from Harvard University, an MBA from New York University Stern School of Business and a B.A. in Chemistry from Berea College. We believe that Dr. Sun’s life sciences investment experience qualifies him to serve on our board of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES
Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders
Bhaskar Chaudhuri, Ph.D. has served as a member of our board of directors since April 2016 and is one of our co-founders. Since June 2011, he has been the Operating Partner at Frazier Healthcare Ventures. Prior to that time, Dr. Chaudhuri served as President of Valeant Pharmaceuticals International, Inc. (currently Bausch Health) from January 2009 to September 2010. Prior to joining Valeant, Dr. Chaudhuri served for seven years as President and Chief Executive Officer of Dow Pharmaceutical Sciences, Inc. and as a member of its board of directors from 2003 to 2008, at which time Dow was acquired by Valeant. Prior to that, Dr. Chaudhuri served as Executive Vice President of Scientific Affairs at Bertek Pharmaceuticals, Inc., a subsidiary of Mylan N.V., from September 2000 to March 2002. Prior to his position at Bertek, Dr. Chaudhuri served as the General Manager of the Dermatology Division of Mylan from September 1998 to August 2000. Dr. Chaudhuri joined Mylan through the acquisition of Penederm, Inc., where he worked from 1992 to 1998 in a number of senior positions before becoming the Vice President of Research and Development. Dr. Chaudhuri serves on the boards of directors of

Teligent, Inc., and previously served on the board of directors of Corium International, Inc. He also serves on the Advisory Board of the Johns Hopkins Berman Institute of Bioethics. Dr. Chaudhuri received a B.S. in Pharmacy and a M.S. in Industrial Pharmacy from Jadavpur University and a Ph.D. in Pharmaceutics from the University of Louisiana. We believe Dr. Chaudhuri is qualified to serve on our board of directors because of his many years of experience in the pharmaceutical industry, including his prior positions in senior executive roles at major pharmaceutical companies.
Howard G. Welgus, M.D. has served as a member of our board of directors since August 2020. Dr. Welgus served as our Chief Medical Officer from April 2017 to July 2020. From February 2016 to June 2018, Dr. Welgus served as the Chief Medical Officer at Verrica Pharmaceuticals Inc. Prior to joining Verrica, Dr. Welgus served as the Chief Medical Officer at Thesan Pharmaceuticals Inc. from September 2012 to November 2016 and served as the Chief Medical Officer at Nycomed US Inc. from May 2009 to November 2010. From 1999 to 2009, he served as the Vice President and head of the Dermatology and Inflammation therapeutic areas in Discovery at Pfizer Inc. in Ann Arbor, MI. Prior to joining the private sector, Dr. Welgus was a faculty member at Washington University for 17 years. Dr. Welgus is a board-certified dermatologist and received a M.D. from Washington University School of Medicine in St. Louis and a B.A. in Biology from Rice University. We believe that Dr. Welgus is qualified to serve on our board of directors because of his extensive knowledge of our business and his experience in the biopharmaceutical industry.
Jonathan Silverstein, J.D. has served as a member of our board of directors since August 2018. Mr. Silverstein is currently a Managing Partner and a Co-Head of Global Private Equity at OrbiMed Advisors LLC, an investment firm. Mr. Silverstein currently serves on the boards of directors of several private companies. Mr. Silverstein previously served on the boards of directors of several public companies, including Adicet Bio, Inc., Ascendis Pharma A/S, Audentes Therapeutics, Inc., Avedro, Inc., Glaukos Corporation, Intercept Pharmaceuticals Inc., resTORbio Inc., Rhythm Pharmaceuticals, Inc., scPharmaceuticals Inc., and Sorrento Tech, Inc. (formerly known as Roka BioScience, Inc.). Previously, Mr. Silverstein was a director of life sciences in the investment banking department at Sumitomo Bank. He also received a B.A. from Denison University and a J.D. and M.B.A. from the University of San Diego. We believe that Mr. Silverstein’s strategic development and capital markets experience qualifies him to serve on our board of directors.
Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders
Patrick Heron has served as the Chairman of our board of directors since December 2019, and has been a member of our board of directors since April 2016. Since September 1999, Mr. Heron has been a managing general partner with Frazier Healthcare Partners, where he has been active in company formations and initial investments in various biotechnology companies, including Marcadia Biotech Inc., Calixa Therapeutics, Inc. and VentiRx Pharmaceuticals, Inc. He also led Frazier’s involvement in MedPointe Inc. Prior to joining Frazier, Mr. Heron helped develop McKinsey & Company’s west coast biotechnology consulting practice. Mr. Heron currently serves on the board of directors of Mirum Pharmaceuticals, Inc. and Iterum Therapeutics plc. He previously served on the boards of directors of the Tobira Therapeutics, Inc. and Collegium Pharmaceuticals, Inc. Mr. Heron received a B.A. in Political Science from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School. We believe that Mr. Heron is qualified to serve on our board of directors because of his investing and operations experiences in the life sciences industry.
Joseph L. Turner was elected to become a member of our Board of Directors and Chairman of the Audit Committee in January 2020 upon the effectiveness of our initial public offering. Mr. Turner currently serves on the board of directors and is the chair of the audit committee of Miragen Therapeutics, Inc. Previously, Mr. Turner served as a director and chair of the audit committee of Sophiris Bio Inc., Corcept Therapeutics, Inc., Alexza Pharmaceuticals, Inc. and Kythera Biopharmaceuticals, Inc. Prior to retiring from active employment in 2006, Mr. Turner served as Chief Financial Officer at Myogen, Inc. from 1999 until it was acquired by Gilead Sciences, Inc. in 2006, and previously served as the Chief Financial Officer at Centaur Pharmaceuticals, Inc. and Chief Financial Officer and Vice President, Finance and

Administration at Cortech, Inc. Mr. Turner has an M.B.A. from the University of North Carolina at Chapel Hill, an M.A. in molecular biology from the University of Colorado, and a B.A. in chemistry from Swarthmore College. We believe that Mr. Turner possesses specific attributes that qualify him to serve as a member of our board of directors, including his years of experience in the biotech and pharmaceutical industries and his financial sophistication and expertise.
Todd Franklin Watanabe has served as our President and Chief Executive Officer since April 2017. Prior to joining Arcutis Biotherapeutics, he served as co-founder and Chief Operating Officer of Kanan Therapeutics, Inc., a cardiovascular drug development company from December 2015 to February 2018, and before that, he served as Vice President of Strategy and Corporate Development at Kythera Biopharmaceuticals Inc. from October 2013 to November 2015. Mr. Watanabe was an executive at Amgen, Inc. from 2005 to 2013, where he was involved in the development of Repatha for hyperlipidemia and Aimovig for migraine, and worked on the U.S. marketing of Enbrel in both dermatology and rheumatology. Previously, he was an executive with Eli Lilly and company, and an official in the U.S. Government. He was also a commissioned officer in the U.S. Navy Reserves for 25 years. Mr. Watanabe received his M.A. in National Security Studies, and his B.A. in International Relations, both from Georgetown University. We believe that Mr. Watanabe is qualified to serve on our board of directors because of his experience with biotechnology companies, including working with and serving in various executive positions in life sciences companies.

a
PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has engaged Ernst & Young LLP (“EY”), as our independent registered public accounting firm for the year ending December 31, 2021, and is seeking ratification of such selection by our stockholders at the Annual Meeting. EY has served as the Company’s independent registered public accounting firm since 2019. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred for services related to the fiscal years ended December 31, 2020 and 2019, by EY, our independent registered public accounting firm.

	Year Ended December 31,
	2020	2019
Audit Fees (1)	$640,000	$1,177,000
Tax Fees	47,750	28,040
Audit-Related Fees	—	—
All Other Fees	—	—
Total Fees	$687,750	$1,205,040
(1)Audit fees are for professional services rendered for the audits of our financial statements for the years ending December 31, 2020 and 2019; reviews of quarterly financial statements; professional services rendered in connection with our registration statements and securities offerings; and other accounting and financial reporting consultation services billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). Fees for 2020 include services associated with our registration statements including our follow-on equity offering completed in October 2020. Fees in 2019 include fees associated with our initial public offering, which was completed in January 2020.
All of the services described above were pre-approved by our Audit Committee. The Committee concluded that the provision of these services by EY would not affect their independence.
Pre-Approval Policies and Procedures
The Audit Committee or a delegate of the Audit Committee pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. The charter of the Audit Committee is available at https://investors.arcutis.com/corporate-governance/governance-overview.
The Audit Committee approved all of the audit, audit-related, tax and other services provided by EY for 2020 and 2019 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
a
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Arcutis Biotherapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://investors.arcutis.com/corporate-governance/governance-overview. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2020. The Audit Committee has discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the audit committee has received the written disclosures and the letter from EY required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Audit Committee has discussed with EY their independence from the Company and its management. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of such financial statements.
Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. The Audit Committee has selected EY as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and is seeking ratification of such selection by the stockholders.

Audit Committee
Joseph L. Turner, Chair
Bhaskar Chaudhuri, Ph.D.
Halley Gilbert

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at https://investors.arcutis.com/corporate-governance/governance-overview. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at https://investors.arcutis.com/corporate-governance/governance-overview.
Pledging and Hedging Policies
We maintain an Insider Trading Compliance Policy that prohibits our employees, officers and directors from engaging in hedging or similar monetization transactions, including put options, call options, short sales and exchange fund transactions. Our policy also prohibits employees, officers and directors from using or pledging securities as collateral in margin accounts or for loans unless approved by our designated compliance officer under the policy.
Independence of the Board of Directors
As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Consistent with these considerations, our Board has determined that all of our directors, other than Mr. Watanabe and Dr. Welgus, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Watanabe is not considered independent because he is an employee of Arcutis Biotherapeutics, Inc.. Dr. Welgus is not considered independent because he has been an employee of Arcutis Biotherapeutics, Inc. within the last three years. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee and Compensation Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees. With the exception of Dr. Welgus, each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence. As a result, in accordance with Nasdaq Rule 5605(e), director nominees are selected, or recommended for the Board’s selection, by the independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.
Leadership Structure of the Board
Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Mr. Heron currently serves as the Chairman of our Board. In that role, Mr. Heron presides over the executive sessions of the Board and as a liaison between management and the board of directors. All of our directors are encouraged to make suggestions for agenda items and pre-meeting materials for meetings of the Board of Directors.
Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related person transactions where necessary. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Committees
Our Board has the following standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee is responsible for:
•selecting an our independent registered public accounting firm;
•the qualifications, independence and performance of our registered public accounting firm;
•the preparation of the audit committee report to be included in our annual proxy statement;
•our compliance with legal and regulatory requirements;
•our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
•reviewing and approving related-person transactions.
The current members of our Audit Committee are Joseph L. Turner, Bhaskar Chaudhuri, Ph.D. and Halley Gilbert. Mr. Turner serves as the Chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Bhaskar Chaudhuri, Halley Gilbert and Joseph L. Turner are an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of Mr. Turner, Dr. Chaudhuri and Ms. Gilbert are independent under the applicable rules of the SEC and Nasdaq.
The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at https://investors.arcutis.com/corporate-governance/governance-overview.
Compensation Committee
Our Compensation Committee oversees policies relating to compensation of and benefits for our officers and employees. Among other things, our Compensation Committee is responsible for:
•evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•evaluating and recommending non-employee director compensation arrangements for determination by our board of directors;
•administering our cash-based and equity-based compensation plans; and
•overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.
The current members of our Compensation Committee are Bhaskar Chaudhuri, Ph.D., Patrick Heron and Jonathan Silverstein. Dr. Chaudhuri serves as the Chair of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Compensation Committee has retained Pay Governance LLC (“Pay Governance”), a compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Pay Governance reports directly to the Compensation Committee and does not provide any non-compensation related services to the Company. The Compensation Committee reviewed the independence of Pay Governance, employing the independence factors specified in the listing requirements of Nasdaq. Based on this assessment, the Compensation Committee determined that the engagement of Pay Governance does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.
The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq rules. A copy of the Compensation Committee charter is available to security holders on the Company’s website at https://investors.arcutis.com/corporate-governance/governance-overview.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying and considering candidates for directorships and the size and composition of our Board, overseeing the process of evaluating the performance of our Board and reporting and advising our Board on other corporate governance matters. The current members of our Nominating and Corporate Governance Committee are Ricky Sun, Ph.D., Terrie Curran and Howard Welgus, M.D. Dr. Sun serves as the Chair of the committee. With the exception of Dr. Welgus, each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence. As a result, in accordance with Nasdaq Rule 5605(e), director nominees are selected, or recommended for the Board’s selection, by the independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate. In carrying out its responsibilities, the Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website at https://investors.arcutis.com/corporate-governance/governance-overview.
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. The Nominating and Corporate Governance Committee, in evaluating the suitability of individual candidates (both new candidates and current members), the independent directors of our Board, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:
•independence;
•personal and professional integrity;

•experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•experience in the life sciences and biotechnology fields;
•experience as a board member or executive officer of another publicly held company;

•diversity, including diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•conflicts of interest; and
•practical and mature business judgment.
Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Our Board will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not earlier than 120 days prior to the date of the annual meeting and not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board met thirteen times, acted by unanimous written consent eight times, and acted by email consent twice during 2020. The Audit Committee met five times. The Compensation Committee met three times and acted by email consent twice. The Nominating and Corporate Governance Committee met three times and did not act by unanimous written consent. During 2020, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361. The Corporate Secretary will forward the communication to the Board members.
Compensation Committee Interlocks and Insider Participation
During 2020, our Compensation Committee consisted of Messrs. Heron and Silverstein and Dr. Chaudhuri. None of the members of our Compensation Committee has been one of our officers or employees during the past three years. With the exception of Mr. Watanabe who serves as our President, Chief Executive Officer and a director, none of our executive officers currently serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since January 1, 2020, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Director and Executive Officer Compensation
See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.
Employment Agreements
We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation−Narrative to 2020 Summary Compensation Table and Outstanding Equity Awards at 2020 Fiscal Year End.”
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.
Investor Rights Agreement
We entered into an amended and restated investors’ rights agreement with the purchasers of shares of our convertible preferred stock, including entities with which certain of our directors are affiliated, which were outstanding prior to our initial public offering in January 2020 and which converted into shares of common stock in connection therewith. As of December 31, 2020, the holders of approximately 25.8 million shares of our common stock (including 1.4 million shares issued and sold pursuant to the private placement of shares in connection with our follow-on financing) are entitled to rights with respect to the registration of their shares under the Securities Act.
Hawkeye Collaboration Agreement
In June 2019, we entered into a collaboration agreement, or Hawkeye Agreement, with Hawkeye Therapeutics, Inc., or Hawkeye, a related party with common ownership, for the development of one or more new applications of roflumilast. The Hawkeye Agreement grants Hawkeye an exclusive license to certain intellectual property developed under the agreement as it relates to the applications.
In consideration for their services to be performed under the Hawkeye Agreement, each of Arcutis Biotherapeutics, Inc., David W. Osborne, our Chief Technical Officer, and Bhaskar Chaudhuri, a member of our board of directors, purchased 995,000, 250,000 and 500,000 shares of common stock in Hawkeye, respectively, pursuant to a stock purchase agreement. Additionally, one of our stockholders, Frazier Life Sciences VIII, L.P., is a stockholder in Hawkeye, and Bhaskar Chaudhuri and Patrick Heron, each a member of our board of directors, are affiliated with Frazier Life Sciences VIII, L.P.

Participation in Initial Public Offering
Certain of our stockholders, including entities affiliated with holders of 5% or more of our capital stock and certain of our directors, purchased an aggregate of 4,353,005 shares of our common stock in our initial public offering at the initial public offering price and on the same terms as the other purchasers in our initial public offering and not pursuant to any pre-existing contractual rights or obligations.
In addition, certain friends and family of our directors or officers, and certain of our other non-executive officer employees purchased an aggregate of 111,764 shares of our common in our initial public offering at the initial public offering price in a directed share program.
Participation in Follow-on Offerings
Certain of our stockholders, including entities affiliated with holders of 5% or more of our capital stock, purchased an aggregate of 600,000 shares of our common stock in our follow-on offering of common stock in October 2020 at the same price and on the same terms as the other purchasers in the follow-on offering and not pursuant to any pre-existing contractual rights or obligations.
Concurrently with the follow-on offering in October 2020, certain affiliates of OrbiMed Advisors LLC, or OrbiMed, purchased 1,400,000 shares of our common stock at the same price as the purchasers in the follow-on offering in a concurrent private placement. In connection with this concurrent private placement, we entered into a registration rights agreement, or the Registration Rights Agreement, with OrbiMed, pursuant to which we agreed to prepare and file a registration statement with the Securities and Exchange Commission within 123 calendar days after the closing of concurrent private placement for purposes of registering for resale the shares sold in the concurrent private placement and any securities directly or indirectly issued with respect to such shares by way of stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. We agreed to use reasonable best efforts to cause this registration statement to be declared effective as soon as practicable after the filing of such registration statement and within 175 days of the closing of the concurrent private placement. We also agreed, among other things, to indemnify the purchasers, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and to pay all fees and expenses (excluding any legal fees of the selling holder(s), other than one legal counsel selected by OrbiMed holding a majority of the shares to be registered on their behalf, and any underwriting discounts and selling commissions) incident to our obligations under the Registration Rights Agreement. Jonathan T. Silverstein, a member of our board of directors, is affiliated with OrbiMed.
Certain of our stockholders, including entities affiliated with holders of 5% or more of our capital stock, purchased an aggregate of 1,575,000 shares of our common stock in our follow-on offering of common stock in February 2021 at the same price and on the same terms as the other purchasers in the offering and not pursuant to any pre-existing contractual rights or obligations.
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

DIRECTOR COMPENSATION
We maintain a compensation program for our non-employee directors (the “Director Compensation Program”), which was initially adopted and approved by our Board in connection with our initial public offering effective January 30, 2020. We do not provide directors who are also our employees any additional compensation for their service as directors.
Pursuant to the Director Compensation Program, each non-employee director receives an annual retainer of $37,500 (the “Base Retainer”), the chairman of our Board receives an additional annual retainer of $30,000, and non-employee directors who serve on one or more committees are eligible to receive the following annual committee fees (in addition to the annual retainer), based on whether they are the chair of such committee or a non-chair member:

Amount
Base Retainer	$37,500
Board and Committee Chair Service Premiums (in addition to Base Retainer)	—
Board Chair	30,000
Audit Committee Chair	15,000
Compensation Committee Chair	10,000
Nominating and Corporate Governance Committee Chair	8,000
Non-Chair Committee Service Premiums (in addition to Base Retainer)	—
Audit Committee	7,500
Compensation Committee	5,000
Nominating and Corporate Governance Committee	4,000
Under the Director Compensation Program, as adopted in January 2020, each non-employee director who is elected or appointed to our Board will automatically receive an option to purchase 37,500 shares of our common stock upon the director’s initial appointment or election to our Board (the “Initial Director Grant”). In 2020, Ms. Curran, Ms. Gilbert and Mr. Turner each received an Initial Director Grant in the amount of 37,500 shares upon their election to our Board. In addition, each non-employee director who is serving on our Board immediately following an annual stockholder’s meeting will automatically be granted an annual option to purchase 18,750 shares of our common stock on the date of such annual stockholder’s meeting (the “Annual Director Grant”). Each option granted under the Director Compensation Program has an exercise price per share equal to the closing trading price of our common stock on the date of grant. One-third (1/3rd) of the shares subject to the Initial Director Grant will vest on each of the first three annual anniversaries of the grant date, subject to the award holder’s continued service through each applicable vesting date. One hundred percent (100%) of the shares subject to the Annual Director Grant will vest on the earlier of the first anniversary of the grant date or the next annual stockholders’ meeting, subject to the award holder’s continued service through the applicable vesting date. All equity awards granted to our non-employee directors under the Director Compensation Program will, to the extent they are outstanding and unvested, vest in full immediately prior to the consummation of a change in control. In 2020, Dr. Chaudhuri, Dr. Estes, Mr. Heron, Mr. Silverstein and Dr. Sun each received an annual stock option grant in the amount of 24,000 shares. Also in 2020, Dr. Welgus received an annual option to purchase 12,000 shares and 9,000 RSU’s in connection with his service as the Company’s Chief Medical Officer, prior to his appointment to our Board. We also provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of our Board. In addition, we paid consulting fees in the amount of $3,125 to Dr. Welgus for consulting services he provided to us in addition to his service as a member of the Board in 2020.

Director Compensation Table
The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1)		All Other Compensation ($)		Total ($)
Bhaskar Chaudhuri, Ph.D.	50,417		432,986		—		483,403
Terrie Curran	6,917		476,428		—		483,345
Halley Gilbert	26,875		663,566		—		690,441
Patrick J. Heron	66,458	(3)	432,986		—		499,444
Jonathan T. Silverstein, J.D.	38,958		432,986		—		471,944
Ricky Sun, Ph.D.	44,708		432,986		—		477,694
Joseph L. Turner	48,125		434,752		—		482,877
Howard G. Welgus, M.D.	17,291		—		3,125	(5)	20,416
Daniel Estes, Ph.D.	25,875	(3)	432,986	(2)	—		458,861
Alexander Asam (4)	—		—		—		—
(1)Amounts reflect the full grant date fair value of stock options granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 9 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for the assumptions used in calculating these amounts.
(2)Option award was forfeited upon Dr. Estes’ resignation from our Board in August 2020.
(3)Amounts paid to Frazier Healthcare Partners on behalf of Dr. Estes’ and Mr. Heron’s service as members of the Board.
(4)Board fees and option award were forgone by Mr. Asam.
(5)Amount represents consulting fees paid for services other than as a member of our Board.

As of December 31, 2020, outstanding options and restricted stock held by our current non-employee directors were as follows:

	Shares Subject to Outstanding Options	Shares of Restricted Stock
Bhaskar Chaudhuri, Ph.D.	123,965	—
Terrie Curran	37,500	—
Halley Gilbert	37,500	—
Patrick J. Heron	24,000	—
Jonathan T. Silverstein	24,000	—
Ricky Sun, Ph.D.	24,000	—
Joseph L. Turner	37,500	—
Howard G. Welgus, M.D. (1)	155,934	9,000
(1)Dr. Welgus’ restricted stock awards were granted for his service as Chief Medical Officer, which continue to vest subject to his continued service as a member of our Board.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following is biographical information for our executive officers, including their ages as of April 13, 2021.

Name	Age	Position(s)
Executive Officers
Todd Franklin Watanabe	53	President, Chief Executive Officer and Director
Scott L. Burrows	44	Chief Financial Officer
David W. Osborne, Ph.D.	60	Chief Technical Officer
Patrick E. Burnett, M.D., Ph.D.	49	Chief Medical Officer
Kenneth A. Lock	47	Chief Commercial Officer
Patricia A. Turney	54	Senior Vice President, Operations
Matthew R. Moore	48	Senior Vice President and Chief Business Officer

Executive Officers
Mr. Watanabe’s biographical information is included above under “Proposal No. 1 Election of Directors.”
Scott L. Burrows has served as our Chief Financial Officer since April 1, 2021. Mr. Burrows previously served as the our Vice President of Finance from May 2019 to April 2021. Prior to joining Arcutis, he was the Head of International Investor Relations for Shire Plc in Zug, Switzerland from March 2018 to May 2019. Previously, he spent 15 years at Amgen Inc. in various finance roles of increasing responsibility, including Financial Planning & Analysis, Treasury, and Investor Relations commencing in 2003. Mr. Burrows started his career as a management consultant with Arthur Andersen in Los Angeles, California. He received both his M.B.A. and B. A. in Business Economics from UCLA and is a Certified Public Accountant (inactive).
David W. Osborne, Ph.D. has served as our Chief Technical Officer since April 2017 and is one of our cofounders. From April 2008 to May 2016, Dr. Osborne held various positions at Tolmar Inc., including Chief Scientific Officer from December 2013 to May 2016. Prior to joining Tolmar, Dr. Osborne served as Vice President of Product Development at Dow Pharmaceutical Sciences, Inc. from September 2003 to March 2008 and at Atrix Laboratories, Inc. through its acquisition of ViroTex Corp. from 1999 to 2003. He started his career as a formulation group leader at The Upjohn Company and as a Group Leader, Skin Care at Calgon Vestal Laboratories, a subsidiary of Merck & Co., Inc. Dr. Osborne received a B.S. in Chemistry from Missouri State University and a Ph.D. in Physical Chemistry from Missouri University of Science and Technology.

Patrick E. Burnett, M.D., Ph.D. has served as our Chief Medical Officer since August 2020. Prior to that Dr. Burnett was the Chief Medical Officer at Verrica Pharmaceuticals since April 2018. Prior to that, Dr. Burnett was at Sun Pharmaceuticals where he was Associate Vice President of Clinical Development from September 2015 to March 2018, with oversight of the dermatology and rheumatology pipeline. Prior to Sun Pharmaceuticals, Dr. Burnett was at Novartis from 2010 to August 2015, most recently as Global Program Medical Director. He is a board certified dermatologist and was a member of the medical faculty at Vanderbilt University Medical Center as an Assistant Professor of Dermatology from 2004 to 2010. Dr. Burnett holds an M.D. and Ph.D. in neuroscience from Johns Hopkins School of Medicine and a B.S. in Biology and Biochemistry from the University of Iowa.
Kenneth A. Lock has served as our Chief Commercial Officer since October 2019. Prior to joining Arcutis, he served as the Executive Director of Sales and Marketing at Gilead Sciences, concurrently leading the Inflammation and Pulmonary Hypertension U.S. commercial franchises from December 2013 to August 2019. Prior to Gilead, Mr. Lock was employed at Amgen, Inc. from March 2007 to November 2013, where he was involved in the prelaunch global development of Repatha for hyperlipidemia and also held U.S. brand marketing and sales leadership roles for Enbrel for Rheumatoid Arthritis and Psoriasis. From June 2003 to February 2007 Mr. Lock was at Wyeth Pharmaceuticals where he held various positions including Strategic Planning, International Commercial Operations, and Marketing for Enbrel in both Rheumatology and Dermatology. He started his career in process development and biologics manufacturing at IDEC Pharmaceuticals in 1996. Mr. Lock received both his B.S. in Biochemistry / Cell Biology and B.A. in Psychology from University of California, San Diego and completed his M.B.A at Cornell University.
Patricia A. Turney has served as our Senior Vice President of Manufacturing since November 2019. Prior to joining Arcutis, she was Vice President, External Supply for Amgen, Inc., where she was responsible for the manufacture of over $5B in annual product sales, more than 250 external suppliers, and 55 contract manufacturing sites spanning 10 countries. Previously, she led Amgen’s Manufacturing Site Operations in The Netherlands, supplying patients in over 75 countries. Ms. Turney served with Amgen for more than 23 years, and held a wide variety of leadership roles with increasing responsibility within Manufacturing, Engineering, EH&S, R&D, and Quality. She received her B.S. in Mathematics and Engineering from the US Naval Academy, and her M.B.A. from UCLA’s Anderson School of Management. Prior to her career at Amgen, Ms. Turney was a U.S. Naval Aviator and served in the US Navy in various locations around the world.
Matthew R. Moore joined Arcutis as Chief Business Officer in January 2021. Mr. Moore has over 20 years of strategy, transaction and operations experience in the biopharmaceutical industry. Most recently, he served as Vice President, Corporate Business Development and Alliance Management at Allergan, where he led worldwide strategy and business development for the company’s $4B+ Medical Aesthetics business unit. During his tenure at Allergan and its predecessor companies, Actavis and Forest Labs, Mr. Moore was responsible for creating and executing business development growth strategies across multiple therapeutic areas including medical aesthetics, neuroscience, anti-infectives and hospital products. In addition, Mr. Moore served as a key deal team member in Actavis’ transformational acquisition of Allergan and Allergan’s ultimate sale to AbbVie. Prior to Allergan, Mr. Moore held executive roles at DOV Pharmaceutical and he started his career in the healthcare investment banking group at CIBC Oppenheimer. Mr. Moore earned his B.A. in Psychology from Trinity College.

EXECUTIVE COMPENSATION
The following discusses our executive compensation program for our 2020 named executive officers (“NEOs”). As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to hold an advisory vote to approve the compensation of our NEOs, or “say-on-pay” vote.
Our Compensation Committee, the members of which are appointed by our Board, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs, who are our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) serving as executive officers as of December 31, 2020, were:
•Todd Franklin Watanabe, President and Chief Executive Officer;
•Patrick E. Burnett, M.D., Ph.D., Chief Medical Officer; and
•Kenneth A. Lock, Chief Commercial Officer.
2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Todd Franklin Watanabe
President and Chief	2020	441,667	800,690	1,215,563	281,563	11,400	2,750,883
Executive Officer	2019	390,000	—	580,546	169,750	—	1,140,296
Patrick E. Burnett	2020	170,833	867,315	5,601,100	209,100	696	6,849,044
Chief Medical Officer
Kenneth A. Lock	2020	335,000	248,490	504,926	170,850	8,426	1,267,692
Chief Commercial	2019	66,932	—	674,797	24,346	—	766,075
Officer

(1)Amounts reflect the full grant date fair value of stock and option awards computed in accordance with ASC Topic 718. See Note 9 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for the assumptions used in calculating these amounts. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting of the applicable awards.
(2)Amounts represent the annual performance-based cash incentive earned by our NEOs based on the achievement of certain corporate performance objectives and individual performance during 2020. These amounts were paid to the NEOs in March, 2021. Please see the descriptions of the annual performance incentive payments paid to our NEOs under “2020 Incentive Compensation” below. Track
(3)Amount represents Company matching contributions under our 401(k) plan.

Outstanding Equity Awards at 2020 Fiscal Year End.
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2020.

		Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price (#)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Todd Franklin Watanabe	(3)						35,833 (2) (3)	1,007,982
	(4)						60,984 (2) (4)	1,715,480
	(5)						44,605 (2) (5)	1,254,739
	(6)	155,492			1.68	03/13/29
	(7)	24,991			6.52	11/20/29
	(8)	217,973			1.68	03/13/29
	(9)	65,000			27.61	02/27/30
	(10)						29,000	815,770
Patrick E. Burnett	(11)		320,000		25.89	08/03/30
	(12)								33,500	942,355
Kenneth A. Lock	(13)	147,080			6.52	10/28/29
	(9)	27,000			27.61	02/27/30
	(10)						9,000	253,170
(1)Based on the closing price of our common stock on December 31, 2020 of $28.13 per share.
(2)Each award is subject to the acceleration of vesting provisions in each named executive officers’ severance & change in control agreement.
(3)The restricted stock was acquired through the early exercise of a stock option at an exercise price of $0.36 per share. The restricted stock vests monthly over a four year period beginning November 8, 2016, subject to the holder’s continuous provision of services to us on each vesting date.
(4)The restricted stock was acquired through the early exercise of a stock option at an exercise price of $0.36 per share. The restricted stock vests monthly over a four year period beginning March 1, 2018, subject to the holder’s continuous provision of services to us on each vesting date.
(5)The restricted stock was acquired through the early exercise of a stock option at an exercise price of $1.68 per share. The restricted stock was granted on March 31, 2019 and was subject to a performance objective, which was achieved on December 20, 2019. The restricted stock vests monthly over a four year period beginning December 20, 2019, subject to the holder’s continuous provision of services to us on each vesting date.
(6)The option was granted on March 13, 2019 and was subject to a performance objective, which was achieved on December 20, 2019. The option vests monthly over a four year period beginning December 20, 2019, subject to the optionee’s continuous provision of services to us through each such date. The option contains an early-exercise provision and is exercisable as to unvested shares, subject to our right of repurchase. In addition to the foregoing vesting arrangements, the option is subject to acceleration upon certain events pursuant to the terms of the named executive officers’ severance & change in control agreement.
(7)The option vests monthly over a four year period beginning November 20, 2019, subject to the optionee’s continuous provision of services to us through each such date. The option contains an early-exercise provision and is exercisable as to unvested shares, subject to our right of repurchase.
(8)The option was granted on March 13, 2019 and was subject to a performance objective, which was achieved on January 30, 2020. The option vests monthly over a four year period beginning January 30, 2020, subject to the optionee’s continuous provision of services to us through each such date. The option contains an early-exercise provision and is exercisable as to unvested shares, subject to our right of repurchase.
(9)The option vests monthly over a four year period beginning February 27, 2020, subject to the optionee’s continuous provision of services to us through each such date. The option contains an early-exercise provision and is exercisable as to unvested shares, subject to our right of repurchase.
(10)The restricted stock vests 1/4 annually over a period of four years beginning February 27, 2020.
(11)The option vests 1/4 after one year and monthly over a four year period beginning August 1, 2020, subject to the optionee’s continuous provision of services to us through each such date.
(12)The performance stock award was granted on August 3, 2020 and will begin vesting ¼ annually over a four year period beginning upon the achievement of a performance objective.
(13)The option vests 1/4 after one year and monthly over a four year period beginning October 14, 2019, subject to the optionee’s continuous provision of services to us through each such date. The option contains an early-exercise provision and is exercisable as to unvested shares, subject to our right of repurchase.

Narrative to 2020 Summary Compensation Table and Outstanding Equity Awards at 2020 Fiscal Year End
Executive Compensation Philosophy & Compensation Mix
We believe our executive compensation program is closely aligned with stockholders’ interests. While base salary and an annual performance-based cash incentive opportunities incentivize the achievement of shorter-term goals, our long-term equity awards represent a longer-term compensation structure that promotes retention and continuous commitment to the operating results of the Company. We further believe this compensation mix rewards each executive, including the NEOs, for their individual contributions to the Company, both present and future. At this phase in our growth cycle, a majority of the annual total direct compensation of our NEOs is directly tied, through the use of equity awards, to the growth in the value of our common stock.
Executive Compensation Process
The Compensation Committee oversees our executive compensation program (including our executive compensation policies and practices), administers our various equity plans and approves or makes recommendations regarding the compensation of our executive officers, including our NEOs to the Board. The Compensation Committee reviews the performance of each NEO to determine whether to make any changes to their compensation. The Compensation Committee presents its recommendations to our Board for review and final approval.
Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the salary, annual cash incentive award, and equity awards for the executive officers other than himself, including the NEOs. At the Compensation Committee’s request, our Chief Executive Officer reviews with the Compensation Committee the individual performance of each of the other executive officers, including each of our NEOs. The Compensation Committee gives considerable weight to our Chief Executive Officer’s evaluations and determines whether the recommended changes in each executive officer’s compensation, if any, are appropriate.
The Compensation Committee receives support from our Human Resources Department in designing our executive compensation program and analyzing competitive market practices. In addition, our Chief Executive Officer participates in Compensation Committee meetings, providing input from our executive team on organizational structure, executive development, and financial analysis.
While the Compensation Committee does not establish compensation levels based solely on a review of competitive market data, it believes that such data is a useful tool in its deliberations as it recognizes that our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate, and retain qualified executive officers. Generally, the Compensation Committee reviews our executive compensation relative to our established competitive market (based on an analysis of the compensation policies and practices of a select group of peer companies) every year. The Compensation Committee uses the competitive market data when evaluating all aspects of executive compensation. The Compensation Committee engages Pay Governance LLC to assist with updating our compensation peer group and assessing the competitiveness of our executive compensation program.

2020 Salaries
We use base salary to compensate our NEOs for their experience, skills, knowledge, role and responsibilities. When establishing the base salaries of our NEOs, our Board and the Compensation Committee consider a variety of factors, including each NEO’s seniority and level of responsibility as well as competitive market data and our ability to find a replacement if the individual left our employment. The base salary of each NEO is reviewed annually and adjusted from time to time to reflect performance and realign with market data. In March 2020, upon recommendation of the Compensation Committee, the Board approved increasing Mr. Watanabe’s annual base salary from $400,000 to $450,000 and Mr. Lock’s annual base salary from $310,000 to $340,000. Dr. Burnett’s annual base salary of $410,000 was approved by the Board when he joined the company in August 2020, pro-rated for his partial service in 2020.
2020 Incentive Compensation
We use cash incentive compensation to motivate our NEOs to achieve our annual operational objectives, while making progress towards our longer-term growth and other corporate goals. At the beginning of each year, typically in January, the Board approves a set of technical, operational and financial goals for the Company for that year which are key drivers in determining the eventual cash incentive compensation for that year. The Compensation Committee recommends annual cash incentive compensation targets for our NEOs to our Board for its consideration and approval. Each NEO’s target cash incentive is expressed as a percentage of base salary which can be achieved by meeting corporate goals at target level. The 2020 annual cash incentive targets for Mr. Watanabe, Mr. Lock and Dr. Burnett were set at 50%, 40% and 40% of their respective base salaries.
For 2020, our NEOs were eligible to earn annual cash incentives based on the achievement of certain corporate performance objectives approved by the Compensation Committee and the Board. For 2020, the Board set corporate performance goals in the three broad strategic areas of (i) advancing the pipeline, (ii) ensuring continuous clinical supply, and (iii) financing the business. Each area included specific performance objectives and a corresponding weighting. For each strategic area, the Board also approved certain “stretch” goals with corresponding weightings, such that the corporate goals could be achieved at up to 150% of target. The entirety of Mr. Watanabe’s, Mr. Lock’s and Dr. Burnett’s annual cash incentives was determined by the Company’s performance. In January 2021, the Board reviewed and approved the achievement of our 2020 corporate goals at 127.5%. Based on this level of achievement, our NEOs were paid at the following percentages of their base salary earned in 2020 (except in the case of Dr. Burnett whose annual bonus was paid based on his annual base salary for 2020 and not on base salary actually earned in 2020): Mr. Watanabe: 63.75%; Mr. Lock: 51%; and Dr. Burnett: 51%.
The actual annual cash incentives awarded to each NEO for 2020 performance are set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
Equity Compensation
We use equity awards to motivate and reward our executive officers for long-term corporate performance based on the value of the Company’s common stock and, thereby, align the interests of our executive officers with those of our shareholders. We believe equity provides appropriate long-term incentive and retention of our executive officers.
In February, 2020, we made the following grants of stock options and restricted stock units to our named executive officers:

NEO	Number of Shares Underlying Options	Restricted Stock Units
Franklin Todd Watanabe	65,000	29,000
Kenneth A. Lock	27,000	9,000
One-forty-eight (1/48th) of the shares shall vest on each monthly anniversary of the vesting commencement date, subject to continued service on each applicable vesting date. One fourth (1/4th) of the restricted stock units shall vest annually beginning on the one year anniversary of the vesting commencement date, subject to continued service on each applicable vesting date.
In August, 2020, Dr. Burnett received the following grants upon commencement employment as our Chief Medical Officer:

NEO	Number of Shares Underlying Options	Performance Stock Units
Patrick E. Burnett, M.D., Ph.D.	320,000	33,500

One fourth (1/4th) of the shares subject to the options shall vest on the twelve (12) month anniversary of the vesting commencement date, and one-forty-eight (1/48th) of the shares shall vest on each monthly anniversary of the vesting commencement date thereafter, subject to continued service on each applicable vesting date. The performance stock units will commence vesting based on the acceptance or approval by the U.S. Food and Drug Administration of certain applications. One-fourth (1/4th) of the performance stock units will begin vesting on the one-year anniversary of the achievement of the applicable performance milestones and on each yearly anniversary thereafter, subject to continued service on each applicable vesting date.
Other Elements of Compensation
Retirement Plan
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We began making matching safe-harbor contributions under our 401(k) plan effective April 1, 2020 at 100% of the first 3% of each participant’s contributions, plus 50% of each participant’s next 2% of contributions, for a maximum aggregate matching contribution of 4%. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Perquisites, Reimbursements and Other Benefits
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance. We do not provide our NEOs with perquisites or other personal benefits, other than the retirement, health and welfare benefits that apply uniformly to all of our employees.
Executive Compensation Arrangements
During 2020, we were party to employment agreements with each of our NEOs, which provide for base salaries, target cash incentives, benefit plan participation, as well as certain additional benefits, as described below.

Todd Franklin Watanabe
We entered into a continued employment agreement with Mr. Watanabe, our President and Chief Executive Officer, in January 2020 (the “Watanabe Continued Employment Agreement”). The Watanabe Continued Employment Agreement provides for an annual base salary of $400,000, a target bonus of 35% of his actual base salary earned in a calendar year, and the opportunity to continue participating in the Company’s employee benefit plans. In a November 2020 First Amendment to Continued Employment Letter, we amended the agreement to indicate that Mr. Watanabe’s Principal Place of Employment is now in Utah and not California.
Under Mr. Watanabe’s severance and change in control agreement (the “Watanabe Severance and Change in Control Agreement”) that went into effect on the date of the Company’s initial public offering, he is entitled to certain benefits in the event of a change in control, termination of employment with cause, or resignation for good reason.
In the event of a qualifying termination outside of a change in control period, including resignation for good reason, Mr. Watanabe will be entitled to receive the following benefits:
•Severance pay in the form of continuation of his base salary rate in effect immediately prior to the Qualifying Termination for twelve (12) months following termination;
•Subject to Mr. Watanabe’s timely election for continued coverage under COBRA, the Company shall pay, or reimburse, his monthly premium for him and his covered dependents under COBRA until the earliest of (a) twelve (12) months, (b) the date when he receives similar coverage with a new employer, or (c) the expiration of his continuation coverage under COBRA. The Company may elect that, in lieu of paying or reimbursing the premiums, the Company shall instead provide Mr. Watanabe with a monthly cash payment equal to the amount the Company would have otherwise paid for his monthly premium, less applicable tax withholdings.
In the event of a qualifying termination (i) within eighteen (18) months following a change in control or (ii) within three (3) months preceding a change in control, Mr. Watanabe will be entitled to receive the following benefits:
•Severance pay in an amount equal to eighteen (18) months of his base salary rate in effect immediately prior to the Qualifying Termination plus 1.5 times his annual bonus amount for the then-current fiscal year based on 100% of target performance, paid out in substantially equal installments over an eighteen-month period.
•Subject to Mr. Watanabe’s timely election for continued coverage under COBRA, the Company shall pay, or reimburse, his monthly premium for him and his covered dependents under COBRA until the earliest of (a) eighteen (18) months, (b) the date when he receives similar coverage with a new employer, or (c) the expiration of his continuation coverage under COBRA. The Company may elect that, in lieu of paying or reimbursing the premiums, the Company shall instead provide Mr. Watanabe with a monthly cash payment equal to the amount the Company would have otherwise paid for his monthly premium, less applicable tax withholdings.
•Full acceleration and immediate exercisability, if applicable, of all unvested equity awards subject to time-based vesting conditions, as well as the performance-based stock options granted on March 13, 2019.
•Payment for any earned but unpaid base salary and other vested cash entitlements, such as bonus earned and payable from a prior year.
Kenneth A. Lock
We entered into a continued employment agreement with Mr. Lock, our Senior Vice President and Chief Commercial Officer, in January 2020 (the “Lock Continued Employment Agreement”). The Lock Continued Employment Agreement provides for an initial annual base salary of $310,000, an initial target bonus of 30% of his actual base salary earned in a calendar year, and the opportunity to participate in the Company’s employee benefit plans. In addition, the Lock Continued Employment Agreement also provides for reimbursement by the Company for travel expenses incurred for travel to and from, and housing, at the Company’s corporate headquarters, up to a maximum of $4,000 per month.
Under Mr. Lock’s severance and change in control agreement (the “Lock Severance and Change in Control Agreement”) that went into effect on the date of the Company’s initial public offering, he is entitled to certain benefits in the event of a change in control, termination of employment with cause, or resignation for good reason.
In the event of a qualifying termination outside of a change in control period, including resignation for good reason, Mr. Lock will be entitled to receive the following benefits:
•Severance pay in the form of continuation of his base salary rate in effect immediately prior to the Qualifying Termination for nine (9) months following termination;
•Subject to Mr. Lock’s timely election for continued coverage under COBRA, the Company shall pay, or reimburse, his monthly premium for him and his covered dependents under COBRA until the earliest of (a) nine (9) months, (b) the date when he receives similar coverage with a new employer, or (c) the expiration of his continuation coverage under COBRA. The Company may elect that, in lieu of paying or reimbursing the premiums, the Company shall instead provide Mr. Lock with a monthly cash payment equal to the amount the Company would have otherwise paid for his monthly premium, less applicable tax withholdings.
In the event of a qualifying termination (i) within eighteen (18) months following a change in control or (ii) within three (3) months preceding a change in control, Mr. Lock will be entitled to receive the following benefits:
•Severance pay in an amount equal to twelve (12) months of his base salary rate in effect immediately prior to the Qualifying Termination plus his annual bonus amount for the then-current fiscal year based on 100% of target performance, paid out in substantially equal installments over a twelve-month period.
•Subject to Mr. Lock’s timely election for continued coverage under COBRA, the Company shall pay, or reimburse, his monthly premium for him and his covered dependents under COBRA until the earliest of (a) twelve (12) months, (b) the date when he receives similar coverage with a new employer, or (c) the expiration of his continuation coverage under COBRA. The Company may elect that, in lieu of paying or reimbursing the premiums, the Company shall instead provide Mr. Lock with a monthly cash payment equal to the amount the Company would have otherwise paid for his monthly premium, less applicable tax withholdings.
•Full acceleration and immediate exercisability, if applicable, of all unvested equity awards subject to time-based vesting conditions.
•Payment for any earned but unpaid base salary and other vested cash entitlements, such as bonus earned and payable from a prior year.
Patrick E. Burnett, M.D., Ph.D.
We entered into an executive employment agreement with Dr. Burnett, our Senior Vice President and Chief Medical Officer, in July 2020 (the “Burnett Employment Agreement”) in connection with him joining the Company in August 2020. The Burnett Employment Agreement provides for an initial annual base salary of $410,000, an initial target bonus of 40% of his actual base salary earned in a calendar year, and the opportunity to participate in the Company’s employee benefit plans. In addition, the Burnett Employment Agreement provides for reimbursement by the Company for travel expenses incurred for travel to and from, and housing, at the Company’s corporate headquarters, up to a maximum of $5,000 per month.

Under Dr. Burnett’s severance and change in control agreement (the “Burnett Severance and Change in Control Agreement”) that went into effect in July 2020, he is entitled to certain benefits in the event of a change in control, termination of employment with cause, or resignation for good reason.
In the event of a qualifying termination outside of a change in control period, including resignation for good reason, Dr. Burnett will be entitled to receive the following benefits:
•Severance pay in the form of continuation of his base salary rate in effect immediately prior to the Qualifying Termination for nine (9) months following termination;
•Subject to Dr. Burnett’s timely election for continued coverage under COBRA, the Company shall pay, or reimburse, his monthly premium for him and his covered dependents under COBRA until the earliest of (a) nine (9) months, (b) the date when he receives similar coverage with a new employer, or (c) the expiration of his continuation coverage under COBRA. The Company may elect that, in lieu of paying or reimbursing the premiums, the Company shall instead provide Dr. Burnett with a monthly cash payment equal to the amount the Company would have otherwise paid for his monthly premium, less applicable tax withholdings.
In the event of a qualifying termination (i) within eighteen (18) months following a change in control or (ii) within three (3) months preceding a change in control, Dr. Burnett will be entitled to receive the following benefits:
•Severance pay in an amount equal to twelve (12) months of his base salary rate in effect immediately prior to the Qualifying Termination plus his annual bonus amount for the then-current fiscal year based on 100% of target performance, paid out in substantially equal installments over a twelve-month period.
•Subject to Dr. Burnett’s timely election for continued coverage under COBRA, the Company shall pay, or reimburse, his monthly premium for him and his covered dependents under COBRA until the earliest of (a) twelve (12) months, (b) the date when he receives similar coverage with a new employer, or (c) the expiration of his continuation coverage under COBRA. The Company may elect that, in lieu of paying or reimbursing the premiums, the Company shall instead provide Dr. Burnett with a monthly cash payment equal to the amount the Company would have otherwise paid for his monthly premium, less applicable tax withholdings.
•Full acceleration and immediate exercisability, if applicable, of all unvested equity awards subject to time-based vesting conditions.
•Payment for any earned but unpaid base salary and other vested cash entitlements, such as bonus earned and payable from a prior year.
With respect to the NEO’s severance and change in control agreements:
“Cause” means the occurrence of any of the following events, as determined by the Company and/or our Board in its and/or their sole and absolute discretion: (i) executive engaging in any act of fraud, embezzlement or material act of dishonesty or misrepresentation with respect to the Company; (ii) executive’s violation of any federal or state law or regulation applicable to the business of the Company or its affiliates; (iii) executive’s material breach of any confidentiality agreement or assignment agreement between executive and the Company (or any affiliate of the Company); (iv) executive’s conviction of or plea of nolo contendere to a felony involving moral turpitude; (v) executive’s unauthorized use or disclosure of confidential information or trade secrets of the Company (or any parent, subsidiary or affiliate); (vi) any intentional misconduct by executive adversely affecting the business or affairs of the Company (or any parent, subsidiary or affiliate) in any material manner; (vii) executive has committed any breach of fiduciary or statutory duty that results in (or would reasonably be expected to result in) material harm to the Company; (viii) executive has breached any material term or condition of executive’s severance and change in control agreement or any other material agreement with or material policy of the Company; (ix) executive’s willful and repeated failure to perform in any material respect executive’s duties hereunder after fifteen (15) days’ notice and an opportunity to cure such failure and a reasonable opportunity to present to our Board executive’s position regarding any dispute relating to the existence of such failure (other than on account of disability); or (x) executive’s failure to attempt in good faith to implement a clear and reasonable directive from the Company’s Chief Executive Officer (or our Board).
“Change in Control” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
“Good Reason” means the occurrence of any of the following events or conditions, without executive’s express written consent: (i) a material diminution of executive’s base salary or target annual performance bonus; (ii) a material diminution in executive’s authority, duties or responsibilities; or (iii) any requirement by the Company that executive’s principal place of employment be relocated to a location more than fifty (50) miles from executive’s principal place of employment prior to such change, which relocation materially increases executive’s commuting distance. A termination of employment for Good Reason shall be effectuated by giving the Company written notice (“Notice of Termination for Good Reason”), setting forth in reasonable detail, the specific conduct of the Company that constitutes Good Reason and the specific provision(s) on which executive is relying. Notice of Termination for Good Reason must be provided within ninety (90) days of the condition first arising. The Company will have an opportunity to cure such conduct constituting Good Reason within thirty (30) days of receiving such Notice of Termination for Good Reason. If the Company does not cure such conduct within such thirty (30) day period, a termination of employment for Good Reason shall be effective on the thirty-first (31st) day following the date when the Notice of Termination for Good Reason is received by the Company.
Compensation Risk Assessment
Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.
The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2020, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity Compensation Plans Approved by Stockholders (3) (4) (5)	3,818,875	$12.09	2,501,329 (6)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	3,818,875	12.09	2,501,329

(1)Amounts include 3,655,945 options outstanding and 162,930 RSU’s outstanding under the Arcutis Biotherapeutics, Inc. 2020 Equity Incentive Plan (2020 Plan) and 2017 Equity Incentive Plan (2017 Plan).
(2)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect shares that will be issued upon the vesting of outstanding RSUs, which have no price.
(3)Includes the 2017 Plan, the 2020 Plan and the 2020 Employee Stock Purchase Plan (the “2020 ESPP”).
(4)The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2020 Plan shall be increased on the first day of each year beginning in 2021 and ending in 2030, equal to the lesser of (i) four percent (4.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (ii) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 11,000,000 shares of stock may be issued upon the exercise of incentive stock options.
(5)The 2020 ESPP contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the 2020 ESPP shall be increased on the first day of each year beginning in 2021 and ending in 2030, equal to the lesser of (i) one percent (1.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (ii) such number of shares of common stock as determined by our Board; provided, however, no more than 5,265,000 shares of our common stock may be issued thereunder.
(6)Includes 316,812 shares that were available for future issuance under the 2020 ESPP.

INFORMATION ABOUT STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 13, 2021 for:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each named executive officer as set forth in the summary compensation table above;
•each of our directors; and
•all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 13, 2021 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock in the table is based on shares of our 50,149,744 common stock issued and outstanding on April 13, 2021. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Arcutis Biotherapeutics, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Common Stock	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders:
Bain Capital Life Sciences Entities (1)	3,979,292	—	3,979,292	7.9%
Blackrock, Inc. (2)	2,895,054	—	2,895,054	5.8%
FMR LLC (3)	6,545,164	—	6,545,164	13.1%
Frazier Life Sciences VIII, L.P. (4)	10,542,790	—	10,542,790	21.0%
Entities affiliated with OrbiMed (5)	6,073,850	—	6,073,850	12.1%
Named Executive Officers and Directors:
Todd Franklin Watanabe (6)	751,603	449,656	1,201,259	2.4%
Kenneth A. Lock (7)	15,417	175,880	191,297	*
Patrick E. Burnett, M.D., Ph.D. (8)	—	1,800	1,800	*
Howard G. Welgus, M.D. (9)	226,527	120,744	347,271	*
Bhaskar Chaudhuri, Ph.D. (10)	921,372	57,321	978,693	1.9%
Terrie Curran	—	—	—	*
Halley Gilbert (11)	—	37,500	37,500	*
Joseph L. Turner (12)	—	37,500	37,500	*
Patrick J. Heron (13)	10,542,790	24,000	10,566,790	21.1%
Jonathan T. Silverstein, J.D. (14)	6,073,850	24,000	6,097,850	12.2%
Ricky Sun, Ph.D. (15)	—	24,000	24,000	*
All executive officers and directors as a group (17 persons) (16)	18,794,022	1,232,759	20,026,781	39.0%
______________
*Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)As reported on a Schedule 13D/A filed with the SEC on February 8, 2021. Consists of (i) 3,609,796 shares of our common stock held by Bain Capital Life Sciences Fund, L.P., or BC LS, and (ii) 369,496 shares of our common stock held by BCIP Life Sciences Associates, LP, or BCIP LS, and together with BC LS, the Bain Capital Life Sciences Entities. Bain Capital Life Sciences Investors, LLC, whose managers are Jeffrey Schwartz and Adam Koppel, is the ultimate general partner of BC LS and governs the investment strategy and decision-making process with respect to investments held by BCIP LS. AS a result, each of Bain Capital Life Sciences Investors, LLC, Mr. Schwartz and Dr. Koppel may be deemed to share voting and dispositive power over the shares held by the Bain Capital Life Sciences Entities. The address of the Bain Capital Life Sciences Entities is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.
(2)As reported on a Schedule 13G filed with the SEC on February 2, 2021. Consists of 2,895,054 shares of our common stock reported by BlackRock, Inc. as beneficially owned by the following subsidiaries: BlackRock Advisors, LLC,Blackrock Investment Management (UK) Limited, Blackrock Capital Management, Inc., Blackrock Asset Management Canada Limited, Blackrock (Luxembourg) S.A., Blackrock Fund Advisors, Blackrock Asset Management Ireland Limited, Blackrock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., Blackrock Japan Co., Ltd., Blackrock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The principal business address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)As reported on a Schedule 13G/A filed with the SEC on February 8, 2021. Consists of 6,545,164 shares of common stock held by FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or Fidelity Funds, advised by Fidelity Management & Research Company LLC, or FMR Co. LLC, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees.

FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The Schedule 13G filed on February 8, 2021 by FMR LLC and Abigail P. Johnson reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies, or collectively referred to as the FMR Reporters. Such filing does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998).
(4)As reported on a Schedule 13D/A filed with the SEC on February 9, 2021. Consists of 10,542,790 shares of our common stock held by Frazier Life Sciences VIII, LP, or FLS LP. The general partner of FLS LP is FHM Life Sciences VIII, LP, or FHM LP. The general partner of FHM LP is FHM Life Sciences VIII, LLC. James N. Topper and Patrick J. Heron are the sole managing members of FHM Life Sciences VIII, LLC and share voting and investment power with respect to such shares held by FLS LP. Dr. Topper and Mr. Heron disclaim beneficial ownership of such shares except to the extent of their pecuniary interest in such shares. The principal business address of FLS LP is Two Union Square, 601 Union Street, Suite 3200, Seattle, WA 98101.
(5)As reported on a Schedule 13D/A filed with the SEC on February 9, 2021. Consists of (i) 4,267,564 shares of our common stock held by OrbiMed Private Investments VII, LP, or OPI VII, (ii) 902,286 shares of our common stock held by OrbiMed Partners Master Fund Limited, or OPM, and (iii) 904,000 shares held by Worldwide Healthcare Trust PLC, or WWH. OrbiMed Capital GP VII LLC, or OrbiMed GP VII, is the general partner of OPI VII and OrbiMed Advisors LLC, or OrbiMed Advisors, a registered investment advisor under the Investment Advisors Act of 1940, as amended, is the managing member of OrbiMed GP VII. By virtue of such relationships, OrbiMed GP VII and OrbiMed Advisors may be deemed to have voting and investment power over the securities held by OPI VII and as a result may be deemed to have beneficial ownership over such securities. OrbiMed Capital LLC, or OrbiMed Capital, has the power to direct the vote and disposition of the shares held by OPM and WWH. OrbiMed Capital is a relying adviser of OrbiMed Advisors. OrbiMed Advisors and OrbiMed Capital exercise voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI VII, OPM and WWH. The business address of these entities is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(6)Consists of (i) 540,966 shares of our common stock held of record by Todd Franklin Watanabe, (ii) 124,956 shares of our common stock held of record by The Watanabe 2016 Irrevocable Trust, (iii) 49,981 shares of our common stock held of record by Watanabe Ventures, LLC, (iv) 17,850 shares of our common stock held of record by The Anderson Prest Watanabe Irrevocable Trust dated 12 December 2006, (v) 17,850 shares of our common stock held of record by The John Franklin Watanabe Trust dated 25 July 2001, and (vi) 449,656 shares of our common stock subject to options that are exercisable within 60 days of April 13, 2021, of which 337,329 are unvested, but early exercisable.
(7)Consists of (i)15,417 shares of our common stock held of record by Kenneth A. Lock and (ii) 175,880 shares of our common stock subject to options that are exercisable within 60 days of April 13, 2021, of which 122,984 shares are unvested, but early exercisable.
(8)Consists of 1,800 shares of our common stock subject to options that are exercisable within 60 days of April 13, 2021.
(9)Consists of (i) 201,536 shares of our common stock held of record by Howard G. Welgus, (ii) 24,991 shares of our common stock held of record by the Welgus Living Trust, UA 02-15-2011, and (iii) 120,744 shares of our common stock subject to options that are exercisable within 60 days of April 13, 2021, of which 112,512 shares are unvested, but early exercisable.
(10)Consists of (i) 871,391 shares of our common stock held of record by Bhaskar Chaudhuri, (ii) 49,981 shares of our common stock held of record by the Chaudhuri Family Trust Dated January 12, 2001, and (iii) 57,321 shares of our common stock subject to options that are exercisable within 60 days of April 13, 2021.
(11)Consists of 37,500 shares of our common stock subject to options that are exercisable within 60 days of April 13, 2021, of which all are unvested, but early exercisable.
(12)Consists of 37,500 shares of our common stock subject to options that are exercisable within 60 days of April 13, 2021, of which 25,000 are unvested, but early exercisable.
(13)Consists of (i) 10,542,790 shares of our common stock held by Frazier Life Sciences VIII, LP, or FLS LP, an (ii) 24,000 shares of our common stock subject to options that are exercisable within 60 days of April 13, 2021. The general partner of FLS LP is FHM Life Sciences VIII, LP, or FHM LP. The general partner of FHM LP is FHM Life Sciences VIII, LLC. James Topper and Patrick J. Heron are the sole managing members of FHM Life Sciences VIII, LLC and share voting and investment power with respect to such shares held by FLS LP. Dr. Topper and Mr. Heron disclaim beneficial ownership of such shares except to the extent of their pecuniary interest in such shares. The principal business address of FLS LP is Two Union Square, 601 Union Street, Suite 3200, Seattle, WA 98101.
(14)Consists of (i) 6,073,850 shares of our common stock held by OrbiMed and (ii) 24,000 shares of our common stock subject to options that are exercisable within 60 days of April 13, 2021. Jonathan T. Silverstein is a member of OrbiMed Advisors LLC and a member of our board of directors. See footnote 3.
(15)Consists of 24,000 shares of our common stock subject to options that are exercisable within 60 days of April 13, 2021. Does not include shares of common stock held by the Bain Capital Life Sciences Entities (as defined above). See footnote 1. Ricky Sun is a Partner with Bain Capital Life Sciences Investors, LLC.
(16)Includes 1,232,759 shares subject to options held by all executive officers and directors that are exercisable within 60 days of April 13, 2021, of which 813,189 shares are unvested, but early exercisable.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2020.
ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are our stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361 or (3) request from Broadridge Financial Solutions, Inc. by calling 1-866-540-7095. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
We have filed our Annual Report on Form 10-K for the year ended December 31, 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder of Arcutis Biotherapeutics, Inc., we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361.

By Order of the Board of Directors

/s/ Todd Franklin Watanabe
Todd Franklin Watanabe
President, Chief Executive Officer and Director
April 27, 2021

SAMPLE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AROT2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41352-P54262 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARCUTIS BIOTHERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For	Against	Abstain
1a. Terrie Curran	☐	☐	☐
1b. Halley Gilbert	☐	☐	☐
1c. Ricky Sun, Ph.D.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date